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        EXHIBIT 22

                    SUBSIDIARIES OF THE WESTWOOD GROUP, INC.

Wonderland Greyhound Park, Inc. (Massachusetts corporation)
Westwood Communications, Inc. (Massachusetts corporation)
Westwood Development, Inc. (Massachusetts corporation)
284   Newbury, Inc. (Massachusetts corporation)
Westwood 745 Boylston Street Partnership, Inc. (Massachusetts corporation) Westwood 755 Boylston Street Realty Group, Inc. (Massachusetts corporation) Westwood Financial Group, Inc. (Massachusetts corporation)
Foxboro Park, Inc. (Massachusetts corporation)
Foxboro Harness, Inc. (Massachusetts corporation)
Foxboro Thoroughbred, Inc. (Massachusetts corporation)
Westwood Racing Holding Corp. (Massachusetts corporation)
Westwood Cartel, Inc. (Massachusetts corporation)
Westwood Tornado, Inc. (Massachusetts corporation)
Westwood Residential, Inc. (Massachusetts corporation)
Westwood Service Group, Inc. (Massachusetts corporation)
Westwood Realty, Inc. (Massachusetts corporation)



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